EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 30, 1997, on our audits of the financial statements of Pride International, Inc. (formerly Pride Petroleum Services, Inc.) as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996.

                            COOPERS & LYBRAND L.L.P.

Houston, Texas
September 3, 1997